                                                                    EXHIBIT 10.1

                               SERVICE AGREEMENT
                               -----------------

     THIS AGREEMENT entered into by and between Applications Unlimited, Inc., a Delaware corporation ("AUI"), Control Group, Ltd., a Delaware corporation ("Control Group") and Masterpiece Consulting Corporation, a Pennsylvania corporation ("Masterpiece").

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                            ARTICLE I.  BACKGROUND
                                        ----------

     1.01. AUI conducts business through a number of divisions, one of which is located in Bensalem, Pennsylvania (the "Bensalem Division"), another of which is located in Milltown, New Jersey (the "Milltown Division").

     1.02. Concurrently with the execution of this Agreement, the following has occurred:

            a. Michael J. Chomik ("Chomik"), William J. DeGrosky, Jr. ("DeGrosky"), Thomas R. Dunn ("Dunn"), Mitchell L. Cohen ("Cohen"), Gary K. Mayer ("Mayer") and AUI executed a certain agreement (the "Settlement Agreement") pursuant to which, inter alia, Cohen and Mayer resigned as officers,
                               ----- ----
directors and employees of AUI and transferred their stock in AUI to Chomik and DeGrosky (as a result of which Dunn, Chomik and DeGrosky [cumulatively the "Shareholders"] are the sole shareholders, officers and directors of AUI); and

            b. AUI and Masterpiece entered into a certain agreement (the "Division Transfer Agreement") pursuant to which, inter alia, AUI transferred
                                                  ----- ----
specified assets of the

Bensalem Division and the Milltown Division (cumulatively the "Divisions") to Masterpiece, along with certain contract rights and obligations pertaining to the Divisions.

     1.03. The Division Transfer Agreement, Settlement Agreement, this Agreement and the documents being executed in connection with the foregoing have been executed concurrently and have been executed in consideration of each other.

     1.04. Cohen and Mayor managed the Divisions, whose products and services were sold to customers of AUI, the largest of which was and is Control Group.

     1.05. DeGrosky and Chomik are the sole shareholders, officers and directors of Control Group.

              ARTICLE II. CONTRACTS TO BE OFFERED TO MASTERPIECE
                          --------------------------------------

     2.01. AUI and Control Group shall offer (unless contractually restricted generally by their customer to use another designated laser lettershop vendor and another designated data processing vendor for that contract) to Masterpiece, and Masterpiece shall have the first option to perform for AUI and Control Group the services set forth on Schedule 2.01 (the "Designated Services") upon the terms and conditions set forth in this Agreement.

     2.02. AUI or Control Group, as the case may be, shall deliver to Masterpiece a purchase order (the "Purchase Order") setting forth the nature and scope of the Designated Services requested along with any special terms and conditions in connection therewith.

     2.03. Masterpiece shall, within two (2) business days following receipt of the Purchase Order, advise Control Group or AUI, as the case may be, whether it agrees to and can perform the Designated Services within project deadline timeframes and within requirements as set forth in the Purchase Order. In the event that Masterpiece declines the

Purchase Order or fails to respond as set forth above (a "Declined Purchase Order"), the Declined Purchase Order (without modification or amendment) may be contracted out to any other company or person at a cost equal to or less than the compensation that would have been payable to Masterpiece had it accepted the purchase order. If there is a Declined Purchase Order, AUI and/or Control Group shall, without demand, provide Masterpiece with a copy of the actual purchase order from the successful vendor based on the same terms and conditions as in the original Purchase Order supplied to Masterpiece for that particular contract.

              ARTICLE III.  COMPENSATION FOR DESIGNATED SERVICES
                            ------------------------------------

     3.01. In connection with Purchase Orders performed by Masterpiece for mailings, Masterpiece shall be compensated as set forth on the "Agency Lettershop Pricing" attached as Schedule 3.01.

     3.02. In connection with Purchase Orders performed by Masterpiece for computer programming and/or processing, and related services, Masterpiece shall be compensated pursuant to the data processing pricing program (the "Data Processing Pricing Program"), a copy of which has been delivered to AUI and Control Group and which is attached, in a sealed and initialled envelope, as
Schedule 3.02, and which is based upon the "Data Processing Job Billing Worksheet", a copy of which is attached as Schedule 3.02(a).

     3.03. If the compensation for Designated Services set forth on a Purchase Order is not capable of computation based upon Agency Lettershop Pricing or the Data Processing Pricing Program, the Purchase Order shall clearly state such fact and shall set forth the compensation proffered.

     3.04. Invoices of Masterpiece for Purchase Orders performed shall be payable within thirty (30) days, with a late fee of one (1%) percent per month, or any portion thereof, in excess of thirty (30) days. Notwithstanding the foregoing, in connection with any Purchase Order accepted by Masterpiece (an "Accepted Purchase Order") which requires a mailing, postage as computed by Masterpiece, shall be payable within five (5) days prior to mail drop.


                         ARTICLE IV.  WORK IN PROCESS
                                      ---------------

     4.01. As of the date hereof, the Divisions were performing Designated Services for customers of AUI.

     4.02. On this date AUI has issued Purchase Orders to Masterpiece for completion of work in process by the Divisions and Masterpiece has accepted all such Purchase Orders.

                             ARTICLE V.  ADVANCES
                                         --------

     5.01. AUI and/or Control Group shall pay to Masterpiece Three Hundred Sixty Thousand ($360,000.00) Dollars (the "Advances") which shall be applied against sums due by AUI and/or Control Group for Accepted Purchase Orders performed by Masterpiece.

     5.02.  The Advances shall be paid in the following manner:

            a.  $15,000.00 upon execution of this Agreement; and

            b. weekly payments of $15,000.00 commencing one week from the date of this Agreement and continuing on the same day of each successive week for 23 weeks.

     5.03. Advances shall be applied to amounts due Masterpiece by AUI and/or Control Group regardless of who paid any or all of the Advances.

     5.04. Advances shall be applied first to interest due Masterpiece and the balance, if any, to the principal amount of Masterpiece's oldest outstanding invoice.

     5.05. Advances shall not be considered escrow funds and may be utilized by Masterpiece for such purposes as Masterpiece, in its sole discretion, elects.

     5.06.  Advances shall be made without demand and without set-off.

     5.07. Advances shall be payable to Masterpiece regardless of whether AUI and/or Control Group continue to offer Designated Services to its customers (regardless of the reason including, but not limited to, the bankruptcy, insolvency, or cessation of business operations of AUI and/or Control Group, etc.).

     5.08. In the event the amount due and payable Masterpiece exceeds Advances made, AUI and Control Group shall be required to pay the entire amount due and payable Masterpiece.

     5.09. In the event AUI and/or Control Group shall fail to pay any of the first four (4) Fifteen Thousand Dollar ($15,000) payments when due, the principal amount of Three Hundred Sixty Thousand ($360,000.00) Dollars less Advances previously paid, shall become immediately due and payable and interest on the unpaid balance shall accrue at the rate of twelve (12%) per annum.

     5.10. In the event AUI and/or Control Group shall fail to pay any of the other Fifteen Thousand Dollar ($15,000) payment within seven (7) days of when that payment is due, then the remaining principal amount of Three Hundred Sixty Thousand ($360,000.00) Dollars less Advances previously paid, shall become immediately due and payable and interest on the unpaid balance shall accrue at the rate of twelve (12%) per annum.

    5.11. THE FOLLOWING PARAGRAPH CONTAINS A WARRANT OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST AUI AND CONTROL GROUP. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS

JUDGMENT AGAINST AUI AND CONTROL GROUP, AUI AND CONTROL GROUP HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND, ON THE ADVICE OF SEPARATE COUNSEL OF AUI AND CONTROL GROUP, UNCONDITIONALLY WAIVE ANY AND ALL RIGHTS AUI AND CONTROL GROUP HAVE OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

    5.12. In the event AUI and/or Control Group shall fail to make the payments
          ---------------------------------------------------------------------
required to be made in Paragraphs 5.09 and 5.10 above, AUI and Control Group,
-----------------------------------------------------------------------------
and each of them, authorize and empower any attorney of any court of record of
------------------------------------------------------------------------------
Pennsylvania or elsewhere to appear for and confess judgment against them, and
------------------------------------------------------------------------------
each of them, for the amount then outstanding under this Service Agreement, as
------------------------------------------------------------------------------
of any term, with or without declaration filed, with costs of suit, release of
------------------------------------------------------------------------------
errors, without stay of execution and with reasonable attorneys' fees, and do
-----------------------------------------------------------------------------
hereby voluntarily agree that any real and personal property subject to such
----------------------------------------------------------------------------
judgment may be sold on a writ and hereby waive and release all relief from any
-------------------------------------------------------------------------------
and all appraisement, stay or exemption laws of any state, now in force or
--------------------------------------------------------------------------
hereafter to be enacted. The power to enter judgment against the AUI and Control
--------------------------------------------------------------------------------
Group shall not be exhausted by any exercise of the power and shall continue
----------------------------------------------------------------------------
from time to time and at all times until full payment of all amounts due under
------------------------------------------------------------------------------
this Service Agreement. For the purpose of entering judgment, this Service
--------------------------------------------------------------------------
Agreement or a copy hereof verified by affidavit shall be a sufficient warrant.
-------------------------------------------------------------------------------

                        ARTICLE VI.  TERM OF AGREEMENT
                                     -----------------

    6.01. This Agreement shall remain in effect until Masterpiece has been paid Four Million One Hundred Thousand ($4,100,000.00) Dollars for Accepted Purchase Orders.

    6.02. Notwithstanding the foregoing, this Agreement may be terminated upon the mutual written agreement of all of the parties hereto.


                 ARTICLE VII.  PAYMENTS TO CHOMIK AND DEGROSKY
                               PURSUANT TO THE SETTLEMENT AGREEMENT
                               ------------------------------------

    7.01. On or before the tenth day of every month commencing August 10, 1997, Masterpiece shall pay to Chomik and DeGrosky each, five (5%) percent of the principal amount paid (excluding postage and freight) AUI and/or Control Group during the previous calendar month for Accepted Purchase Orders and/or as Advances.

    7.02. The payments to be made by Masterpiece to Chomik and DeGrosky as set forth above shall continue until Chomik and DeGrosky shall each have received $80,000.00.

    7.03. After AUI and/or Control Group have paid $1,600,000 to Masterpiece for Accepted Purchase Orders, in the aggregate, then Masterpiece's price for the next $1,500,000 of Accepted Purchase Orders shall reflect a discount of five percent (5%) of the standard price as shown as Schedules 3.01, 3.02 and 3.02(a) attached hereto and incorporated herein by reference.

                   ARTICLE VIII.  PAYMENT TO AUI PURSUANT TO
                                  DIVISION TRANSFER AGREEMENT
                                  ---------------------------

    8.01. On or before the tenth day of every month during that period of time set forth below, Masterpiece shall pay to AUI ten (10%) percent of the principal amount paid

(excluding postage and freight) by AUI and/or Control Group during the previous calendar month for Accepted Purchase Orders.

    8.02. The payments to be made by Masterpiece to AUI as set forth above shall commence after Masterpiece has received Three Million One Hundred Thousand ($3,100,000.00) Dollars (excluding postage and freight) for Accepted Purchase Orders, and shall continue until AUI has received One Hundred Thousand ($100,000.00) Dollars.

    8.03. The payments to AUI pursuant to this Article represent the amount payable by Masterpiece in connection with the Division Transfer Agreement.


                          ARTICLE IX.  FORCE MAJEURE
                                       -------------

    9.01. Each of the parties hereto shall be excused from the performance of his/its obligations hereunder (other than payment of money) to the extent performance of this Agreement is prevented by Force Majeure and such excuse shall continue as long as the condition constituting such Force Majeure continues. For purpose of this Agreement, Force Majeure shall mean causes beyond the control of the parties, including, without limitation acts of God, acts, regulations or laws of any government, civil commotion, strikes, destruction of product facilities or material by fire, earthquake or storm, epidemics, and failure of public utilities, common carriers or suppliers of raw materials necessary to perform this Agreement.


                       ARTICLE X.  RESTRICTIVE COVENANTS
                                   ---------------------

    10.01. All information furnished by AUI or Control Group to Masterpiece so as to enable Masterpiece to accept, reject or perform a Purchase Order shall be kept confidential by Masterpiece and Masterpiece shall not make use of said confidential information except for the purpose of accepting, rejecting or performing a Purchase Order, nor shall Masterpiece disclose any of the foregoing to any person or firm unless previously authorized by Control Group or AUI in writing. The foregoing confidential information shall include, without limitation, product and packaging designs, production and handling techniques, the identity of AUI's and/or Control Group's customers and their requirements, costs, methods, sales forecasts, specifications and prices.

    10.02. AUI and Control Group agree that during the term of this Agreement they will not perform Designated Services nor contract out or offer to others the right to perform Designated Services until and unless such Designated Services are a Declined Purchase Order, in which event the Declined Purchase Order (without modification or amendment) may be performed by any other company.

    10.03. Pursuant to the Division Transfer Agreement, certain assets pertaining to the Divisions were transferred by AUI and Control Group to Masterpiece including, but not limited to, computer programs and software. Other than the Data Processing Pricing Program, AUI and Control Group represent that they have not copied and are not in possession of any computer programs and software (or any printouts or information contained thereon) transferred to Masterpiece, will not utilize or disclose and have not disclosed any such programs, software and/or information and hereby waive any right, title or interest in or to such computer programs, software and information.

    10.04. During the term of this Agreement and for one year following its termination, AUI and/or Control Group agree that neither they (or any of them) nor any business or enterprise in which any of them is a shareholder or partner shall hire or attempt to hire any person who is then or who was within one year prior thereto employed by Masterpiece.

    10.05. The parties acknowledge that the restrictions contained herein are reasonable and necessary to protect their legitimate interests and that any violation of such restrictions would result in irreparable injury. The parties acknowledge and agree that, in the event of a violation of any such restrictions, the injured party shall be entitled to preliminary and permanent injunctive relief; and that the injured party shall also be entitled to an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which it/he may be entitled in law or equity.

    10.06. If the restrictive covenants specified in this Agreement are adjudged unreasonable in any court proceeding, the parties agree to the reformation of such restrictions by the court to limits which it finds to be reasonable, and the parties will not assert that such restrictions should be eliminated in their entirety by such court.

                ARTICLE XI.  PERFORMANCE OF DESIGNATED SERVICES
                             ----------------------------------

    11.01. Masterpiece shall perform all Designated Services in accordance with the terms of each Accepted Purchase Order and all services provided shall be done in a good and workmanlike fashion, shall meet market standards of quality and generally shall be performed in the same manner as if the Accepted Purchase Orders were performed by AUI through the Divisions prior to the date of this Agreement.

                   ARTICLE XII.  JOINT AND SEVERAL LIABILITY
                                 ---------------------------

    12.01. AUI and Control Group shall be jointly and severally liable to Masterpiece as a result of a breach of the terms and conditions of this Agreement by any of them.

                         ARTICLE XIII.  MISCELLANEOUS
                                        -------------

    13.01. All riders, exhibits and schedules to this Agreement are part of this Agreement.

    13.02. In performing any act under this Agreement and pursuant to any obligation incurred under or in connection with this Agreement, time shall be of the essence. Forbearance of a party to exercise any right or remedy, shall not be a waiver of any obligation or right or remedy, nor shall such forbearance constitute a waiver of any right or remedy with respect to any default subsequently occurring.

    13.03. This Agreement shall be binding upon and inure to the benefit of the parties, their respective successors, assigns, heirs and personal representatives. Nothing in this Agreement is intended to nor shall it create any rights in any persons other than the parties; specifically, there are no third party beneficiaries of this Agreement.

    13.04. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

    13.05. The parties, to the extent that they may lawfully do so, hereby submit to the jurisdiction of the courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of or with respect to this Agreement, and expressly waive any and all objections which they may have as to venue in any of such courts.

    13.06. Each party hereto will pay the expenses incurred by him, her or it under or in connection with this Agreement, including counsel fees and expenses of his, hers or its representatives, whether or not the transactions contemplated by this Agreement are consummated.

    13.07. All notices given under any of the provisions of this Agreement shall be deemed to have been duly given by Control Group and/or AUI if made by certified mail to Masterpiece at 941B Mill Road, Bensalem, PA 19020, with a copy to: Gary A. Rochestie, Esquire, Rudolph, Dorian, Goldstein, Rochestie, Wisniewski & Taylor, P.C., Neshaminy Valley Commons, 2410 Bristol Road, Bensalem, PA 19020, and shall be deemed to have been duly given by Masterpiece if mailed by certified mail to Control Group and/or AUI at 5940 Hamilton Boulevard, Allentown, PA 18109, with a copy to: Edward A. Fedok, Esquire, Stevens & Lee, 1605 North Cedar Crest Boulevard, Suite 515, P.O. Box 20830, Lehigh Valley, PA 18002-0830 or to such other address as each of the foregoing may designate in writing by certified mail as set forth above.

    13.08. The parties shall execute and deliver such other documents as shall be reasonably necessary to complete the transactions contemplated herein.

    13.09. This Agreement is being delivered and is intending to be performed in Pennsylvania and shall be construed and enforceable in accordance with the laws of the Commonwealth of Pennsylvania.

    13.10. The captions contained herein are not a part of this Agreement. They are only for the convenience of the parties and do not in any way modify, amplify, or give notice of any of the terms, covenants, or conditions of this Agreement.

    13.11. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

    13.12. This Agreement (including any exhibits and schedules attached hereto) contains the entire agreement between the parties concerning the subject matter contained herein and there are no other terms, covenants, obligations, or representations, oral or written, of any kind whatsoever. Any modification, addition or alteration of this Agreement must be in writing and signed by all parties.

    13.13. For purposes of this Agreement, the masculine shall be deemed to include the feminine and the neuter, and the singular shall be deemed to include the plural, and the plural the singular, as the context may require.

    IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have affixed their hands and seals this 15th day of July, 1997.


                              APPLICATIONS UNLIMITED, INC.


                              By: /s/  William J. DeGrosky, Jr.
                                  -----------------------------
                                  William J. DeGrosky, Jr.,
                                  President

                              Attest: /s/  Michael J. Chomik
                                      ----------------------
                                      Michael J. Chomik
                                      Secretary



MASTERPIECE CONSULTING CORPORATION            CONTROL GROUP, LTD.

By: /s/  Gary K. Mayer                        By: /s/  William J. DeGrosky, Jr.
    ------------------------------                ------------------------------
    Gary K. Mayer, President                      William J. DeGrosky, Jr.,
                                                  President

Attest: /s/  Mitchell L. Cohen                Attest: /s/  Michael J. Chomik
        --------------------------                    -------------------------
        Mitchell L. Cohen,                            Mitchell L. Chomik,
        Secretary                                     Secretary

CORP.                                         CORP.
SEAL                                          SEAL

                       SCHEDULE 2.01  DESIGNATED SERVICES
                       ----------------------------------


I.  Agency Lettershop - Mailings
    ----------------------------

     All projects of 100,000 pieces or less and not larger than 8 1/2 x 14 maximum sheet-fed laser projects shall be offered to Masterpiece.

II.  Computer Programming and Processing, and Related Services
     ---------------------------------------------------------

     All of the following types of computer programming, data processing and related services shall be offered to Masterpiece, except any contracts dealing with the Mellon Credit Card data processing or Bank of America data processing projects:

     a.   Data translation and reformatting
     b.   Direct mail and telemarketing processing
     c.   Turn-key systems
     d.   Analysis and data tracking
     e.   Communication with account processors
     f.   Data entry

III.  Data Processing
      ---------------

     Except as noted below, all of the following types of direct response data processing services shall be offered to Masterpiece:

     List processing services:
     -    Name and address hygiene services
     -    De-duplication and suppression
     -    Sorting, selecting, splitting and outputting data
     -    Coding and sequence numbering
     -    Postal processing
     -    Other services to support laser-personalized direct mail

     Customer and prospect database services:
     -    Data warehousing
     -    Query and selection engine development
     -    Standard reporting
     -    Support of data analysis conducted by Control Group staff
     -    (pre-processing prior to modeling or analysis)

     Communication with third party account processors:
     -    New account processing
     -    Existing account maintenance

     Take-one application tracking

     Data Entry

     Turn-Key systems

     Specific Exclusions:

     1. Any account where Control Group is obligated to use a data processor of the client's choice. As of 6/30/97 this includes Mellon Bank Credit Card projects and Bank of America projects.

     2. Any project where a client requests mainframe computer support. As of 6/30/97 this includes the Barnett Bank repricing/package conversion project.

     3. Any project where Masterpiece is not equipped to execute the project including FDR variable length record conversion, projects requiring 3480 cartridge input or output, and support of ink-jet, xerox or other proprietary personalization schemes.

     4. Data entry or systems development provided by Control Group staff specifically to support fulfillment projects which are performed by the Control Group Promotional Resources division.

     5. Data entry and reporting services provided by AUI staff specifically to support alternative distribution projects currently performed by AUI or Control Group.

     Notwithstanding the above, if Masterpiece acquires the necessary equipment to perform services for 3480 Cart or FDR variable length records, then at that time AUI and/or Control Group shall offer to Masterpiece these types of contracts in accordance with this Agreement.

                                 SCHEDULE 3.01

                           AGENCY LETTERSHOP PRICING

SETUP CHARGES
Text Entry/side                                      $125
Text Entry from disk/side                            $100
Text Entry "ready to run"                            $ 75
Variable Programming/cell                            $ 25
Signature Digitization                               $ 75
Logo Digitization                                    $125
Kit Controls (assembled packages prior to run)       $ 25/kit
Coupon Digitization or Programming                   $100
Job Production                                       $ 75


LETTERSHOP CHARGES (maximum size = 8 1/2" x 14")
 # inserts        1-15M         16-25M         26-30M         31-50M         51-75M         76-100M
------------------------------------------------------------------------------------------------------
     0            $40/m          $35/m          $30/m          $25/m          $22/m          $21/m
------------------------------------------------------------------------------------------------------
    1-3           $50/m          $45/m          $40/m          $35/m          $32/m          $29/m
------------------------------------------------------------------------------------------------------
    4-5           $65/m          $60/m          $55/m          $50/m          $47/m          $44/m

Version Change (paper, envelope, insert, etc.)                   $25
Postal Pre-sort (per sack/tray in lieu of cell change charge)    $ 5


LASER CHARGES (per side) (maximum size = 8 1/2" x 14")
                  1-15M         16-25M         26-30M         31-50M         51-75M         76-100M
------------------------------------------------------------------------------------------------------
11" reg           $45/m          $40/m          $35/m          $30/m          $27/m          $26/m
------------------------------------------------------------------------------------------------------
14" reg           $50/m          $45/m          $40/m          $35/m          $32/m          $29/m
------------------------------------------------------------------------------------------------------
11" micr          $60/m          $55/m          $50/m          $45/m          $42/m          $41/m
------------------------------------------------------------------------------------------------------
14" micr          $65/m          $60/m          $55/m          $50/m          $47/m          $44/m

Split/Cell Change (data splits, tactics, product types)       $10/split
Minimum Laser Charge = 1 m

MISCELLANEOUS CHARGES
Hand Pulls (min 1/2 hr)                                       $25/hr
Time Charges (min 1/2 hr)                                     $25/hr

                                 SCHEDULE 3.02

                       "Data Processing Pricing Program"
                       ---------------------------------

                                SCHEDULE 3.02(a)

                                DATA PROCESSING
                             JOB BILLING WORKSHEET

Our Job Number -                                PO  Number -
Job Description -                               Job Number -


REF #    Standard Data Processing           Quantity          No. Passes            Charge              Amount
  1      Input                                  0                  1                 1.00                  -
  2      Standardize                            0                  1                 2.00                  -
  3      Zip Correct                            0                  1                 1.00                  -
  4      Punctuation                            0                  1                 1.00                  -
  5      Merge Purge                            0                  1                 2.00                  -
  6      Suppress                               0                  1                 0.75                  -
  7      Selects                                0                  1                 0.75                  -
  8      Sort                                   0                  1                 0.25                  -
  9      Sequence number                        0                  1                 0.25                  -
 10      Code                                   0                  1                 0.25                  -
 11      Output                                 0                  1                 0.25                  -

 12      Model Scoring run                      0                  1                 1.50                  -
                                                      Data Processing Total (Minimum $100)              $100.00
 14      Diskettes                              0                                    5.00                  -
 15      Tape                                   0                                   20.00                  -
 16      Zip Cartridge                          0                                   20.00                  -
 17      Jaz Cartridge                          0                                  120.00                  -
                                                               Record Length
 18      Transmission per 1K                    0                256                0.004                  -
                                                                  Media Total (Minimum $5)                $0.00
-------------------------------------------------------------------------------------------------------------------------


REF #    Report Generation                  Quantity           # Records            Charge              Amount
 19      Custom Report Creation                 0                                   75.00               0.00
 20      Run Report                             0                  0                 0.25               0.00
                                                               Report Total  (Minimum $25)             $0.00
-------------------------------------------------------------------------------------------------------------------------


REF #    Data Entry                         Quantity                                Charge              Amount
 21      Data Entry Setup                       0                                   75.00               0.00
 22      Data Entry Preparation                 0                                    0.50               0.00
 23      Quality of Input Information           1                                    0.00
 24      Records Entered                        0                                    0.00
 25      Minimum Keystrokes                     0                                    0.00
 26      Maximum Keystrokes                     0                                    0.00               0.00
                                                                        Data Entry Total               $0.00
-------------------------------------------------------------------------------------------------------------------------


REF #     Misc.                            Quantity                                Charge              Amount
 27      Trips to Post Office                   0                                   10.00               0.00
 28      Open Mail                              0                                    0.05               0.00
 29      Custom Programming                     0                                  100.00               0.00
           Description
 30      System Inclusion                       0                                  100.00               0.00
 31      Seeds                                  0                                    3.00               0.00
 32      Estimated Express Charge               0                                   15.00               0.00
 33      Clerical Charges/Hr.                   0                                   25.00               0.00
                                            Misc. Charges                                              $0.00
-------------------------------------------------------------------------------------------------------------------------
                                                                                                     $100.00
-------------------------------------------------------------------------------------------------------------------------

                                SCHEDULE 3.02(a)

               AUI Invoice/Cost Estimate Billing Reference Sheet


 Ref. #             Description                                            Explanation

    1    Input                               Total number of records in from media for job processing.  Files currently available on our system are not charged for input.  If the file is part of a closed job or has, been archived, then an input charge will be applied.
    2    Standardize                         Fix fields of data in "floating" fields.  Ex. Names & addresses.
    3    Zip Correct                         CASS certifications & address correction.
    4    Punctuation                         Proper Case and insertion of periods, commas in name & addresses.
    5    Merge Purge                         Records merged where one record survives.
    6    Suppress                            Records merged where matching records are dropped or selecting records.
    7    Selects                             Any field selection such as adding or changing fields.  Ex:  lettercode assignment.  If multiple selects are needed and are done within one
                                             `criteria', then only 1 select is charged.  If there is a spec change and another pass is needed, then it's another charge.
    8    Sort                                Putting the file into a particular order or if the output file is in a different order than the original file is.
    9    Sequence number                     A unique numeric identifier, ex. Reservation number, was added to the record.
   10   Code                                 Any custom request.  Ex: the banks wants a special check number, micr, etc.
   11   Output                               Total number of records outputted.
   12   Model Scoring run                    Pass records to apply client supplied model scores.
   13   Minimum Charge                       A minimum charge is given if the invoice falls below a minimum.  This charge will either be $100 or $200 applicable at our discretion depending on the job.
   14   Diskettes                            If the output media was diskettes.
   15   Tape                                 If the output media was a 9-Track tape.
   16   Zip Cartridge                        If the output media was a 100MB `Zip' removable cartridge.
   17   Jaz Cartridge                        If the output media was a 1GB `Jaz' removable cartridge.
   18   Transmission per 1K                  If the output file was transmitted via modem, email, etc.

        Data Processing Note:                Each job will include one `criteria' pass, one set of dumps and a set of custom counts.  Any additional reports or file passes will be an additional charge.

        Report Generation
   19   Custom Report Creation               If formal report is required with header, subdivisions, total, subtotals, crosstabs.
   20   Run Report                           Number of Copies of reports or subselections of data

        Report Note:                         AUI reserves the right to do #19 w/o charge.  We also reserve the right to charge to combine records if multiple runs are needed such as spreadsheet, report, etc. to combine the total number of records and charge as one pass.  This way, it ensures that the report charges is done on the minimum number of records.

        Data Entry
   21   Data Entry Setup                     Enter the number of different data entry forms if first time.
   22   Data Entry Preparation               The number of records per batch.
   23   Quality of Data Input information    1=Excellent, 2=Average, 3=Poor
   24   Records Entered                      Number of records entered.
   25   Data Entry Part 1 - Min. keystrk     Minimum number of keystrokes per record estimated.
   26   Data Entry Part 2 - Max. keystrk     Maximum number of keystrokes per record estimated.

        Misc.
   27   Trips to Post Office                 Estimated trips to postoffice over life of program.
   28   Open Mail                            Estimated number of pieces of mail to be opened and processed.
   29   Custom Programming                   If any special programming is done outside of the normal dataprocessing.
        Description                          Contains the description of what special program was done.
   30   System Inclusion                     A charge added for programming & testing to include a process into an ongoing set of procedures.  Ex: Queries run against a monthly file to determine new accounts or, in the case of Regions, new banks needing card copy in the refresh.  These queries will be included into the monthly job.  This charge is the one-time setup charge and ranges from
                                             $100 to $500, depending on complexity.
   31   Seeds                                Number of seeds to be entered for the job.

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